UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

(702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Smaller reporting company   ☒                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Beyond Commerce, Inc. appoints new Chief Executive Officer and Director.

Item 1.01. Beyond Commerce, Inc. Announcement

Las Vegas, NV (April 2, 2019) – Beyond Commerce, Inc. (OTCQB: BYOC), (the “Company”), a global provider of B2B internet marketing analytics, technologies, and related services, is pleased to announce the appointment of Geordan Pursglove to Chief Executive Officer, and to the Board of Directors.

The Board is very confident in Mr. Pursglove abilities to lead Beyond Commerce Inc. into the next stage of our growth process and believe Geordan is more than capable lead BYOC into the future. Mr. Pursglove has been an integral part of BYOC to this point and feel the transition to Chief Executive Officer will be seamless. Mr. Pursglove has been involved in many facets of the corporate environment having been exposed to all aspects of sundry business conditions including accounting, operations, capital raises and M&A transactions.

Geordan Pursglove, Chief Executive Officer and Director of Beyond Commerce, Inc. stated, “ I would like to thank our esteemed Board of Directors for their insight into the future of Beyond Commerce Inc. and welcome the challenge in this opportunity. I’m very excited for the what the future holds for BYOC “.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
BEYOND COMMERCE, INC.

Date: April 3, 2019	By:	/s/ Geordan. Pursglove
Geordan Pursglove, Chief Executive Officer, President